Exhibit 99.1

Zscaler Reports First Quarter Fiscal 2025 Financial Results
First Quarter Highlights
•Revenue grows 26% year-over-year to $628.0 million
•Calculated billings grows 13% year-over-year to $516.7 million
•Deferred revenue grows 27% year-over-year to $1,783.7 million
•GAAP net loss of $12.1 million compared to GAAP net loss of $33.5 million on a year-over-year basis
•Non-GAAP net income of $124.3 million compared to non-GAAP net income of $86.4 million on a year-over-year basis
SAN JOSE, California - December 2, 2024 - Zscaler, Inc. (Nasdaq: ZS), the leader in cloud security, today announced financial results for its first quarter of fiscal year 2025, ended October 31, 2024.

“Growing customer engagements and strong sales execution drove a solid Q1 with all metrics exceeding our guidance. The combination of Zero Trust and AI is creating exciting new opportunities, which we are well positioned to capture with our large and expanding platform,” said Jay Chaudhry, Chairman and CEO of Zscaler. “With our customer obsession, the world’s largest cybersecurity cloud, and an upleveled go-to-market machine, we are driving strong growth.”

First Quarter Fiscal 2025 Financial Highlights
•Revenue: $628.0 million, an increase of 26% year-over-year.
•Income (loss) from operations: GAAP loss from operations was $30.7 million, or 5% of revenue, compared to $46.1 million, or 9% of revenue, in the first quarter of fiscal 2024. Non-GAAP income from operations was $134.1 million, or 21% of revenue, compared to $89.7 million, or 18% of revenue, in the first quarter of fiscal 2024.
•Net income (loss): GAAP net loss was $12.1 million, compared to $33.5 million in the first quarter of fiscal 2024. Non-GAAP net income was $124.3 million, compared to $86.4 million in the first quarter of fiscal 2024.
•Net income (loss) per share, diluted: GAAP net loss per share was $0.08, compared to $0.23 in the first quarter of fiscal 2024. Non-GAAP net income per share was $0.77, compared to $0.55 in the first quarter of fiscal 2024.
•Cash flows: Cash provided by operations was $331.3 million, or 53% of revenue, compared to $260.8 million, or 53% of revenue, in the first quarter of fiscal 2024. Free cash flow was $291.9 million, or 46% of revenue, compared to $224.7 million, or 45% of revenue, in the first quarter of fiscal 2024.
•Deferred revenue: $1,783.7 million as of October 31, 2024, an increase of 27% year-over-year.
•Cash, cash equivalents and short-term investments: $2,707.9 million as of October 31, 2024, an increase of $298.2 million from July 31, 2024.

Recent Business Highlights
•Zscaler’s cloud security platform reached a new scalability milestone, surpassing half a trillion daily transactions, which is nearly 60 times greater than the total number of Google searches per day. This milestone underscores the unparalleled scalability, resilience, and trust customers have placed in the Zscaler platform, which enables organizations to secure users, applications, and devices, while simplifying operations and consolidating costs.

•Appointed Adam Geller as Chief Product Officer to accelerate Zscaler’s next phase of innovation and growth. Geller’s proven security product and engineering experience will be invaluable to the development of Zscaler’s AI-driven security operations platform.

•Announced a set of AI and Zero Trust integrations with the CrowdStrike Falcon® cybersecurity platform to advance security operations by providing advanced threat detection, response, and risk management.

•Announced four new integrations with Okta designed to accelerate joint customers' Zero Trust transformation by delivering end-to-end, context-aware security. Together, Okta and Zscaler are helping customers reduce risk, improve the user experience, and enable cross-domain response through shared telemetry and threat intelligence.

•Published the Zscaler ThreatLabz 2024 Mobile, IoT, and OT Threat Report, which provides detailed insights covering mobile and IoT/OT cyber threat landscape from June 2023 through May 2024. ThreatLabz found that the Zscaler cloud blocked 45% more IoT malware transactions than last year–indicating botnets continue to proliferate across IoT devices.

Change in Non-GAAP Measures Presentation
Effective August 1, 2024, the beginning of our fiscal year ending July 31, 2025, we are using a long-term projected non-GAAP tax rate of 23% for the purpose of determining our non-GAAP net income and non-GAAP net income per share to provide better consistency across interim reporting periods in fiscal 2025 and beyond. Given the significant growth of our business and non-GAAP operating income, we believe this change is necessary to better reflect the performance of our business. We will continue to assess the appropriate non-GAAP tax rate on a regular basis, which could be subject to changes for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or other changes to our strategy or business operations. Prior period amounts have been recast to reflect this change.
Financial Outlook
For the second quarter of fiscal 2025, we expect:
•Revenue of $633 million to $635 million
•Non-GAAP income from operations of $126 million to $128 million
•Non-GAAP net income per share of approximately $0.68 to $0.69, assuming approximately 163 million fully diluted shares outstanding and a non-GAAP tax rate of 23%
For the full year of fiscal 2025, we expect:
•Revenue of approximately $2.623 billion to $2.643 billion
•Calculated billings of $3.124 billion to $3.149 billion
•Non-GAAP income from operations of $549 million to $559 million
•Non-GAAP net income per share of $2.94 to $2.99, assuming approximately 164 million fully diluted shares outstanding and a non-GAAP tax rate of 23%
These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Guidance for non-GAAP income from operations excludes stock-based compensation expense and related employer payroll taxes, amortization of debt issuance costs, and amortization expense of acquired intangible assets. We have not reconciled our expectations of non-GAAP income from operations and non-GAAP net income per share to their most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. For those reasons, we are also unable to address the probable significance of the unavailable information, the variability of which may have a significant impact on future results. Accordingly, a reconciliation for the guidance for non-GAAP income from operations and non-GAAP net income per share is not available without unreasonable effort.

For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the "Explanation of Non-GAAP Financial Measures" section of this press release.

Conference Call and Webcast Information
Zscaler will host a conference call for analysts and investors to discuss its first quarter of fiscal 2025 and outlook for its second quarter of fiscal 2025 and full year fiscal 2025 today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time).

Date:	Monday, December 2, 2024
Time:	1:30 p.m. PT
Webcast:	https://ir.zscaler.com
Dial-in:	To join by phone, register at the following link: (https://register.vevent.com/register/BIe2c2c82d1e694dd3a00b3debc6f30548). After registering, you will be provided with a dial-in number and a personal PIN that you will need to join the call.
Upcoming Conferences
Second quarter of fiscal 2025 investor conference participation schedule:

•UBS Global Technology and AI Conference in Scottsdale
Wednesday, December 4, 2024

•BTIG Virtual Software Forum
Monday, December 9, 2024

•Scotiabank Annual Global Technology Conference in San Francisco
Tuesday, December 10, 2024

•Barclays Annual Global Technology Conference in San Francisco
Wednesday, December 11, 2024

•Needham Growth Conference
Thursday, January 9, 2025 and Friday, January 10, 2025

Sessions which offer a webcast will be available on the Investor Relations section of the Zscaler website at https://ir.zscaler.com/

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding our future financial and operating performance, including our financial outlook for the second quarter of fiscal 2025 and full year fiscal 2025. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including but not limited to: macroeconomic influences and instability, geopolitical events, operations and financial results and the economy in general; risks related to the use of AI in our platform; our limited operating history; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth, including fluctuations from period to period; our limited experience with new products and subscriptions and support introductions and the risks associated with new products and subscription and support offerings, including the discovery of software bugs; our ability to attract and retain new customers; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products and subscription and support; rapidly evolving technological developments in the market for network security products and subscription and support offerings and our ability to remain competitive; length of sales cycles; useful lives of our assets and other estimates; and general market, political, economic and business conditions.
Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K for the fiscal year ended July 31, 2024, filed on September 12, 2024, as well as future filings and reports by us, copies of which are available on our website at ir.zscaler.com and on the SEC’s website at www.sec.gov. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures” section of this press release.

About Zscaler
Zscaler (Nasdaq: ZS) accelerates digital transformation so customers can be more agile, efficient, resilient, and secure. The Zscaler Zero Trust Exchange™ platform protects thousands of customers from cyberattacks and data loss by securely connecting users, devices, and applications in any location. Distributed across more than 160 data centers globally, the SSE-based Zero Trust Exchange is the world’s largest in-line cloud security platform.
Zscaler™ and the other trademarks listed at https://www.zscaler.com/legal/trademarks are either (i) registered trademarks or service marks or (ii) trademarks or service marks of Zscaler, Inc. in the United States and/or other countries. Any other trademarks are the properties of their respective owners.

Investor Relations Contacts
Ashwin Kesireddy
VP, Investor Relations and Strategic Finance
(415) 798-1475
ir@zscaler.com

Natalia Wodecki
Media Relations Contact
press@zscaler.com

ZSCALER, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	October 31,
	2024	2023
Revenue	$627,955	$496,703
Cost of revenue (1) (2)	141,462	111,394
Gross profit	486,493	385,309
Operating expenses:
Sales and marketing (1) (2)	306,087	267,111
Research and development (1) (2)	154,254	113,539
General and administrative (1)	56,819	50,716
Total operating expenses	517,160	431,366
Loss from operations	(30,667)	(46,057)
Interest income	30,048	25,942
Interest expense (3)	(3,143)	(3,159)
Other expense, net	(652)	(1,212)
Loss before income taxes	(4,414)	(24,486)
Provision for income taxes	7,637	8,997
Net loss	$(12,051)	$(33,483)
Net loss per share, basic and diluted	$(0.08)	$(0.23)
Weighted-average shares used in computing net loss per share, basic and diluted	152,557	147,625
(1) Includes stock-based compensation expense and related payroll taxes as follows:

Cost of revenue	$15,793	$12,955
Sales and marketing	64,866	58,668
Research and development	58,865	41,043
General and administrative	21,050	20,063
Total	$160,574	$132,729
(2) Includes amortization expense of acquired intangible assets as follows:

Cost of revenue	$3,675	$2,717
Sales and marketing	425	226
Research and development	140	93
Total	$4,240	$3,036

(3) Includes amortization of debt issuance costs	$981	$977

ZSCALER, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	October 31,	July 31,
	2024	2024
Assets
Current assets:
Cash and cash equivalents	$1,553,645	$1,423,080
Short-term investments	1,154,252	986,574
Accounts receivable, net	424,573	736,529
Deferred contract acquisition costs	152,475	148,873
Prepaid expenses and other current assets	108,835	101,561
Total current assets	3,393,780	3,396,617
Property and equipment, net	409,005	383,121
Operating lease right-of-use assets	84,091	89,758
Deferred contract acquisition costs, noncurrent	286,656	296,525
Acquired intangible assets, net	59,595	63,835
Goodwill	417,029	417,029
Other noncurrent assets	58,846	58,083
Total assets	$4,709,002	$4,704,968

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$25,368	$23,309
Accrued expenses and other current liabilities	83,384	91,708
Accrued compensation	126,379	160,810
Deferred revenue	1,533,080	1,643,919
Convertible senior notes	1,145,799	1,142,275
Operating lease liabilities	49,600	50,866
Total current liabilities	2,963,610	3,112,887
Deferred revenue, noncurrent	250,640	251,055
Operating lease liabilities, noncurrent	41,938	44,824
Other noncurrent liabilities	24,269	22,100
Total liabilities	3,280,457	3,430,866
Stockholders’ Equity
Common stock	153	152
Additional paid-in capital	2,593,010	2,426,819
Accumulated other comprehensive loss	(4,487)	(4,789)
Accumulated deficit	(1,160,131)	(1,148,080)
Total stockholders’ equity	1,428,545	1,274,102
Total liabilities and stockholders’ equity	$4,709,002	$4,704,968

ZSCALER, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Three Months Ended
	October 31,
	2024	2023
Cash Flows from Operating Activities
Net loss	$(12,051)	$(33,483)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	21,423	13,962
Amortization expense of acquired intangible assets	4,240	3,036
Amortization of deferred contract acquisition costs	39,068	30,111
Amortization of debt issuance costs	981	977
Non-cash operating lease costs	15,657	9,903
Stock-based compensation expense	157,178	129,138
Accretion of investments purchased at a discount	(5,003)	(3,199)
Unrealized losses on hedging transactions	3,689	1,564
Deferred income taxes	186	(43)
Other	644	1,031
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	311,975	215,082
Deferred contract acquisition costs	(32,801)	(27,680)
Prepaid expenses, other current and noncurrent assets	(8,767)	1,349
Accounts payable	1,043	4,596
Accrued expenses, other current and noncurrent liabilities	(6,240)	4,859
Accrued compensation	(34,431)	(39,232)
Deferred revenue	(111,254)	(40,154)
Operating lease liabilities	(14,202)	(11,011)
Net cash provided by operating activities	331,335	260,806
Cash Flows from Investing Activities
Purchases of property, equipment and other assets	(17,025)	(28,659)
Capitalized internal-use software	(22,429)	(7,429)
Payments for business acquisitions, net of cash acquired	—	(4,377)
Purchase of strategic investments	(561)	—
Purchases of short-term investments	(430,296)	(375,929)
Proceeds from maturities of short-term investments	268,651	253,849
Net cash used in investing activities	(201,660)	(162,545)
Cash Flows from Financing Activities
Proceeds from issuance of common stock upon exercise of stock options	890	1,256
Net cash provided by financing activities	890	1,256
Net increase in cash and cash equivalents	130,565	99,517
Cash and cash equivalents at beginning of period	1,423,080	1,262,206
Cash and cash equivalents at end of period	$1,553,645	$1,361,723

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended
	October 31,
	2024	2023

Revenue	$627,955	$496,703

Non-GAAP Gross Profit and Non-GAAP Gross Margin
GAAP gross profit	$486,493	$385,309
Add: Stock-based compensation expense and related payroll taxes	15,793	12,955
Add: Amortization expense of acquired intangible assets	3,675	2,717
Non-GAAP gross profit	$505,961	$400,981
GAAP gross margin	77%	78%
Non-GAAP gross margin	81%	81%

Non-GAAP Income from Operations and Non-GAAP Operating Margin
GAAP loss from operations	$(30,667)	$(46,057)
Add: Stock-based compensation expense and related payroll taxes	160,574	132,729
Add: Amortization expense of acquired intangible assets	4,240	3,036
Non-GAAP income from operations	$134,147	$89,708
GAAP operating margin	(5)%	(9)%
Non-GAAP operating margin	21%	18%

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	October 31,
	2024	2023
Non-GAAP Net Income per Share, Diluted
GAAP net loss	$(12,051)	$(33,483)
Add: GAAP provision for income taxes	7,637	8,997
GAAP loss before income taxes	(4,414)	(24,486)
Add:
Stock-based compensation expense and related payroll taxes	160,574	132,729
Amortization expense of acquired intangible assets	4,240	3,036
Amortization of debt issuance costs	981	977
Non-GAAP net income before income taxes	161,381	112,256
Non-GAAP provision for income taxes (1)	37,118	25,819
Non-GAAP net income	$124,263	$86,437

Add: Non-GAAP interest expense related to the convertible senior notes	359	359
Numerator used in computing non-GAAP net income per share, diluted	$124,622	$86,796

GAAP net loss per share, diluted	$(0.08)	$(0.23)
Stock-based compensation expense and related payroll taxes	1.00	0.84
Amortization expense of acquired intangible assets	0.03	0.02
Amortization of debt issuance costs	0.01	0.01
Non-GAAP provision for income taxes adjustment (2)	(0.18)	(0.11)
Non-GAAP interest expense related to the convertible senior notes	—	—
Adjustment to total fully diluted earnings per share (3)	(0.01)	0.02
Non-GAAP net income per share, diluted	$0.77	$0.55

Weighted-average shares used in computing GAAP net loss per share, diluted	152,557	147,625
Add: Outstanding potentially dilutive equity incentive awards	2,348	3,431
Add: Convertible senior notes	7,626	7,626
Less: Antidilutive impact of capped call transactions (4)	(1,235)	(177)
Weighted-average shares used in computing non-GAAP net income per share, diluted	161,296	158,505
___________

(1) Effective August 1, 2024, the beginning of our fiscal year ending July 31, 2025, we are using a long-term projected non-GAAP tax rate of 23% for the purpose of determining our non-GAAP net income and non-GAAP net income per share to provide better consistency across interim reporting periods in fiscal 2025 and beyond. Given the significant growth of our business and non-GAAP operating income, we believe this change is necessary to better reflect the performance of our business. We will continue to assess the appropriate non-GAAP tax rate on a regular basis, which could be subject to changes for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or other changes to our strategy or business operations. Prior period amounts have been recast to reflect this change.

(2) Adjustment related to the difference between the GAAP provision for income taxes and Non-GAAP provision for income taxes.

(3) The sum of the fully diluted earnings per share impact of individual reconciling items may not total to fully diluted non-GAAP net income per share due to the weighted-average shares used in computing the GAAP net loss per share differs from the weighted-average shares used in computing the non-GAAP net income per share, and due to rounding of the individual reconciling items. The GAAP net loss per share calculation uses a lower share count as it excludes potentially dilutive shares, which are included in calculating the non-GAAP net income per share.

(4) We exclude the in-the-money portion of the convertible senior notes for non-GAAP weighted-average diluted shares as they are covered by our capped call transactions. Our outstanding capped call transactions are antidilutive under GAAP but are expected to mitigate the dilutive effect of the convertible senior notes, and therefore are included in the calculation of non-GAAP diluted shares outstanding. The capped calls have an antidilutive impact when the average stock price of our common stock in a given period is higher than their exercise price.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages)
(unaudited)

	Three Months Ended
	October 31,
	2024	2023
Calculated Billings
Revenue	$627,955	$496,703
Add: Total deferred revenue, end of period	1,783,720	1,399,544
Less: Total deferred revenue, beginning of period	(1,894,974)	(1,439,676)
Calculated billings	$516,701	$456,571

Free Cash Flow
Net cash provided by operating activities	$331,335	$260,806
Less: Purchases of property, equipment and other assets	(17,025)	(28,659)
Less: Capitalized internal-use software	(22,429)	(7,429)
Free cash flow	$291,881	$224,718

Free Cash Flow Margin
Net cash provided by operating activities, as a percentage of revenue	53%	53%
Less: Purchases of property, equipment and other assets, as a percentage of revenue	(3)%	(6)%
Less: Capitalized internal-use software, as a percentage of revenue	(4)%	(2)%
Free cash flow margin	46%	45%

ZSCALER, INC.
Explanation of Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States of America ("GAAP"), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, as it has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, free cash flow is not a substitute for cash provided by operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of our historical non-GAAP financial measures to their most directly comparable financial measures stated in accordance with GAAP has been included in this press release. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.
Expenses Excluded from Non-GAAP Measures
Stock-based compensation expense is excluded primarily because it is a non-cash expense that management believes is not reflective of our ongoing operational performance. Employer payroll taxes related to stock-based compensation, which is a cash expense, are excluded because these are tied to the timing and size of the exercise or vesting of the underlying equity incentive awards and the price of our common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of our business. Amortization expense of acquired intangible assets and amortization of debt issuance costs from the convertible senior notes are excluded because these are non-cash expenses and are not reflective of our ongoing operational performance.
Effective August 1, 2024, the beginning of our fiscal year ending July 31, 2025, we are using a long-term projected non-GAAP tax rate of 23% for the purpose of determining our non-GAAP net income and non-GAAP net income per share to provide better consistency across interim reporting periods. Given the significant growth of our business and non-GAAP operating income, we believe this change is necessary to better reflect the performance of our business. We will continue to assess the appropriate non-GAAP tax rate on a regular basis, which could be subject to changes for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or other changes to our strategy or business operations. Prior period amounts have been recast to reflect this change.
Non-GAAP Financial Measures
Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit as GAAP gross profit excluding stock-based compensation expense and related employer payroll taxes and amortization expense of acquired intangible assets. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Income from Operations and Non-GAAP Operating Margin. We define non-GAAP income from operations as GAAP loss from operations excluding stock-based compensation expense and related employer payroll taxes and amortization expense of acquired intangible assets. We define non-GAAP operating margin as non-GAAP income from operations as a percentage of revenue.
Non-GAAP Net Income per Share, Diluted. We define non-GAAP net income as GAAP net loss excluding stock-based compensation expense and related employer payroll taxes, amortization expense of acquired intangible assets, amortization of debt issuance costs, and the non-GAAP provision for income taxes adjustment. We define non-GAAP net income per share, diluted, as non-GAAP net income plus the non-GAAP interest expense related to the convertible senior notes divided by the weighted-average diluted shares outstanding, which includes the effect of potentially diluted common stock equivalents outstanding during the period and the anti-dilutive impact of the capped call transactions entered into in connection with the convertible senior notes.
Calculated Billings. We define calculated billings as revenue plus the change in deferred revenue in a period. Calculated billings in any particular period aims to reflect amounts invoiced for subscriptions to access our cloud platform, together with related support services for our new and existing customers. We typically invoice our customers annually in advance, and to a lesser extent quarterly in advance, monthly in advance or multi-year in advance.
Free Cash Flow and Free Cash Flow Margin. We define free cash flow as net cash provided by operating activities less purchases of property, equipment and other assets and capitalized internal-use software. We define free cash flow margin as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our operations that, after the investments in property, equipment and other assets and capitalized internal-use software, can be used for strategic initiatives.